Exhibit 4.1

FOURTH AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of June 27, 2013

among

WHITING PETROLEUM CORPORATION,
as Parent Guarantor,

WHITING OIL AND GAS CORPORATION,
as Borrower,

THE GUARANTORS,

JPMORGAN CHASE BANK, N.A.

as Administrative Agent,

BANK OF AMERICA, N.A. and WELLS FARGO BANK, N.A.

as Syndication Agents,

COMPASS BANK AND U.S. BANK

as Documentation Agents,

and

THE LENDERS PARTY HERETO

FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED
CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) dated as of June 27, 2013 is among Whiting Petroleum Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Parent Guarantor”), Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”), each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.           The Borrower, the Parent Guarantor, the Administrative Agent, the Syndication Agents, the Documentation Agents and the Lenders are parties to that certain Fifth Amended and Restated Credit Agreement dated as of October 15, 2010, as amended by that certain First Amendment to Fifth Amended and Restated Credit Agreement, dated as of April 15, 2011, that certain Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 12, 2011 and that certain Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 19, 2012 (as further amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower has requested and the Administrative Agent and the Lenders have agreed to increase the Aggregate Maximum Credit Amounts and to make certain other changes to the Credit Agreement.

C.           NOW, THEREFORE, to induce the Administrative Agent and the Lenders party hereto to enter into this Fourth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fourth Amendment.  Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The definition of “Commodity Exchange Act” is hereby added where alphabetically appropriate:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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(b) The definition of “ECP” is hereby added where alphabetically appropriate:

“ECP” means any Person who qualifies as an “eligible contract participant” under Section 2(e) of the Commodity Exchange Act.

(c) The definition of “Fourth Amendment” is hereby added where alphabetically appropriate:

“Fourth Amendment” means that certain Fourth Amendment to Fifth Amended and Restated Credit Agreement, dated as of June 27, 2013, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

(d) The definition of “Qualified ECP Guarantor” is hereby added where alphabetically appropriate:

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, any Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

(e) The definition of “Swap Obligation” is hereby added where alphabetically appropriate:

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(f) The definition of “Agreement” is hereby amended to read:

“Agreement” means this Fifth Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, as the same may be amended or supplemented from time to time.

2.2 Amendment to Annex I.  Annex I to the Credit Agreement is hereby replaced with Annex I to this Fourth Amendment.

2.3 Amendment to Section 8.12.  Section 8.12 is hereby amended to delete the amount “80%” each place as it appears in Section 8.12 and replace it with the amount “65%”.

2.4 Amendment to Article VIII. Article VIII of the Credit Agreement is amended to add the following as  Section 8.18:

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“Section 8.18 Keepwell. Parent Guarantor will, and will cause the Borrower and each Guarantor to, provide such funds or other support as may be needed from time to time by the Borrower or any Guarantor, as applicable, to honor all of its obligations under this Agreement and any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.18, or otherwise under this Agreement or any other Loan Document, as it relates to the Borrower, any Restricted Subsidiary or any Guarantor, as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the Borrower and each Guarantor under this Section 8.18 shall remain in full force and effect until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated (or been cash collateralized in accordance with this Agreement) and all LC Disbursements shall have been reimbursed.  The Borrower intends that this Section 8.18 constitute, and this Section 8.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit the Borrower and any Guarantor, as applicable, for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For the avoidance of doubt, the provision of such funds or other support as contemplated by this Section 8.18 shall in no event constitute Debt or Indebtedness and, notwithstanding anything to the contrary in this Agreement or any other Loan Document, is in all respects permitted hereunder and thereunder.”

Section 3.  Additional Lenders; Reallocation of Commitments.

3.1 The Lenders have agreed, in consultation with the Borrower, that (a) each such Lender, effective as of the Amendment Effective Date, shall increase its respective Maximum Credit Amounts and Commitments in order to increase the Aggregate Maximum Credit Amounts (each such Lender, an “Increasing Lender”) and (b) certain new Lenders that did not maintain a Commitment under the Credit Agreement prior to the Amendment Effective Date (each such Lender, an “Additional Lender”) shall hereby assume all of the rights and obligations of a Lender under the Credit Agreement.

3.2 The Administrative Agent and the Borrower hereby consent to (a) each Increasing Lender’s acquisition of an increased interest in the Aggregate Maximum Credit Amounts and Commitments and (b) each Additional Lender’s acquisition of an interest in the Aggregate Maximum Credit Amounts and Commitments.  The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and Commitments by acquiring an interest in the Aggregate Maximum Credit Amount and Commitments, and the Administrative Agent and the Borrower hereby consent to such reallocation.  The Administrative Agent and the Borrower, together with the Lenders, waive (i) any requirement that an Assignment and Assumption or other documentation be executed in connection with such reallocation and (ii) the payment of any processing and recordation fee to the Administrative Agent.  Notwithstanding the foregoing, the reallocation of the Aggregate Maximum Credit Amounts and Commitments among the Lenders shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation.

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3.3 Each Additional Lender hereby represents and warrants as follows: (a) it has full power and authority, and has taken all action necessary, to execute this Fourth Amendment and to consummate the transactions contemplated hereby and by the Credit Agreement and to become a Lender under the Credit Agreement and the other Loan Documents, (b) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire Commitments and become a Lender, (c) from and after the Amendment Effective Date it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, (d) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment and the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (e) if it is a Foreign Lender, it has delivered all documents required to be delivered by it pursuant to the terms of the Credit Agreement; and agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.4 On the Amendment Effective Date and after giving effect to such increases, the Maximum Credit Amounts and Applicable Percentage of each Lender shall be as set forth on Annex I to this Fourth Amendment and such Annex I shall supersede and replace the existing Annex I to the Credit Agreement.  On or about the Amendment Effective Date, (a) if the face amount of the Note held by any Increasing Lender is less than its Maximum Credit Amount after giving effect to the increase contemplated by this Fourth Amendment, then such Increasing Lender shall so notify the Borrower and the Borrower will, if requested by such Increasing Lender, deliver to each such Increasing Lender a Note payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase, and otherwise duly completed, and (b) if requested by an Additional Lender, the Borrower will deliver to each such Additional Lender a Note in accordance with Section 2.02(d) of the Credit Agreement.  Each Increasing Lender receiving a replacement Note agrees to promptly thereafter return to Borrower the previously issued Note held by such Lender marked canceled or otherwise similarly defaced.

Section 4. Conditions Precedent.  This Fourth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (such date, the “Amendment Effective Date”):

4.1 The Administrative Agent shall have received from the Borrower, the Parent Guarantor and each of the Increasing Lenders and each of the Additional Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Person.

4.2 The Administrative Agent, the Arranger and the Lenders shall have received all fees and amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

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4.3 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (a) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver this Fourth Amendment and to enter into the transactions contemplated in those documents, (b) the officers of the Borrower or such Guarantor (i) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Fourth Amendment and the transactions contemplated hereby, (c) specimen signatures of such authorized officers, and (d) the Organizational Documents of the Borrower and such Guarantor, certified as being true and complete (or having no changes since the date the Organizational Documents were last certified to the Administrative Agent).  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

4.4 The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, an opinion of (a) Bruce R. DeBoer, General Counsel to the Parent Guarantor and the Borrower and (b) Foley & Lardner LLP, special New York counsel to the Parent Guarantor and the Borrower.

4.5 The Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (provided that Liens which are permitted by the terms of Section 9.03 of the Credit Agreement to attach to the Mortgaged Properties may exist and have whatever priority such Liens have at such time under applicable law) on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report.

4.6 No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fourth Amendment.

The Administrative Agent is hereby authorized and directed to declare this Fourth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

If (a) any Eurodollar Borrowings are outstanding on the Amendment Effective Date, (b) the Amendment Effective Date is a date other than the last day of the Interest Period applicable to such Eurodollar Borrowings and (c) the Lenders’ respective Commitments are reallocated pursuant to Section 3.2 of this Fourth Amendment in accordance with each Lender’s Applicable Percentage as in effect on the Amendment Effective Date, the Loans shall be reallocated in accordance with each Lender’s Applicable Percentage and the Borrower shall pay compensation required by Section 5.02 of the Credit Agreement in connection with such reallocation.

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Section 5. Miscellaneous.

5.1 Confirmation.  The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.

5.2 Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

5.3 No Waiver; Loan Document.  The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  On and after the Amendment Effective Date, this Fourth Amendment shall for all purposes constitute a Loan Document.

5.4 Counterparts.  This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Fourth Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.5 NO ORAL AGREEMENT.  THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  AS OF THE DATE OF THIS FOURTH AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6 GOVERNING LAW.  THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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5.7 Severability.  Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8 Register.  On or after the Amendment Effective Date, the Administrative Agent shall promptly record the Maximum Credit Amount of each Lender (which, for the avoidance of doubt, shall include each Increasing Lender and Additional Lender) in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv) of the Credit Agreement.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION
	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Vice President and Chief Financial Officer

BORROWER:	WHITING OIL AND GAS CORPORATION
	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Vice President and Chief Financial Officer

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

LENDERS:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
	By:	/s/ Ryan A. Fuessel
	Name:	Ryan A. Fuessel
	Title:	Executive Director

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.
By:	/s/ Michael J. Clayborne
Name:	Michael J. Clayborne
Title:	Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A.
By:	/s/ Sarah Thomas
Name:	Sarah Thomas
Title:	Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

COMPASS BANK
By:	/s/ James Neblett
Name:	James Neblett
Title:	Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.)
By:	/s/ Alison White
Name:	Alison White
Title:	Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Tara McLean
Name:	Tara McLean
Title:	Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

SOVEREIGN BANK, N.A.
By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ David O’Driscoll
Name:	David O’Driscoll
Title:	Senior Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA
By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

SUNTRUST BANK, NA
By:	/s/ Shannon Juhan
Name:	Shannon Juhan
Title:	Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Joseph Scott
Name:	Joseph Scott
Title:	Senior Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

BARCLAYS BANK PLC
By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

COMERICA BANK
By:	/s/ Ekaterina Evseev
Name:	Ekaterina Evseev
Title:	Assistant Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A.
By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

RAYMOND JAMES BANK, FSB
By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

ROYAL BANK OF CANADA
By:	/s/ Jay Sartain
Name:	Jay Sartain
Title:	Authorized Signatory

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

BOKF, NA DBA BANK OF OKLAHOMA
By:	/s/ Michael M. Logan
Name:	Michael M. Logan
Title:	Senior Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

RB INTERNATIONAL FINANCE (USA) LLC (formerly known as RZB Finance LLC)
By:	/s/ Shirley Ritch
Name:	Shirley Ritch
Title:	Vice President

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY
By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Managing Director

By:	/s/ Darla Mahoney
Name:	Darla Mahoney
Title:	Executive Director

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION
By:	/s/ Kristin N. Oswald
Name:	Kristin N. Oswald
Title:	Vice President

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

FIFTH THIRD BANK
By:	/s/ Byron L. Cooley
Name:	Byron L. Cooley
Title:	Executive Director

Signature Page to Fourth Amendment to
Fifth Amended and Restated Credit Agreement

Annex I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	9.00%	$225,000,000.00
Bank of America, N.A.	8.60%	215,000,000.00
Wells Fargo Bank, N.A.	8.60%	215,000,000.00
Compass Bank	8.60%	215,000,000.00
U.S. Bank National Association	7.20%	180,000,000.00
SunTrust Bank	7.20%	180,000,000.00
Union Bank, N.A.	6.00%	150,000,000.00
Capital One, National Association	6.00%	150,000,000.00
Canadian Imperial Bank of Commerce, New York Agency	6.00%	150,000,000.00
Royal Bank of Canada	6.00%	150,000,000.00
The Bank of Nova Scotia	4.00%	100,000,000.00
Sovereign Bank, N.A.	3.60%	90,000,000.00
KeyBank National Association	3.60%	90,000,000.00
RB International Finance (USA) LLC	3.20%	80,000,000.00
BOKF, NA dba Bank of Oklahoma	2.40%	60,000,000.00
Comerica Bank	2.40%	60,000,000.00
Fifth Third Bank	2.40%	60,000,000.00
Morgan Stanley Bank, N.A.	2.40%	60,000,000.00
Barclays Bank PLC	1.40%	35,000,000.00
Raymond James Bank, N.A.	1.40%	35,000,000.00
TOTAL	100%	$2,500,000,000

Annex I